Exhibit 99(a)

KEYCORP STUDENT LOAN TRUST 1999-A
CERTIFICATEHOLDERS’ STATEMENT
pursuant to Section 5.07(b) of Sale and Servicing
Agreement (capitalized terms used herein are defined in Appendix A thereto)

Distribution Date: June 27, 2005

(i)	Amount of principal being paid or distributed:

(a)	Certificates	(1)	$0.00
		(2)	($ -, per $1,000 original principal amount of the Certificates)

(ii)	Amount of interest being paid or distributed on:

(a)	Certificates	(1)	$335,850.67 3.8400000% (Based on 3-Month LIBOR)
		(2)	($ 9.7066668, per $1,000 original principal amount of the Certificates)

(b)	(1)	3 Mo. Libor for the reporting period from the previous Distribution Date was: 2.5487500%
	(2)	The Student Loan Rate was: Not Applicable

(iii)	Amount of Certificateholders’ Interest Index Carryover being paid or distributed (if any) and amount remaining (if any):

(a)	Distributed:	(1)	$0.00
		(2)	($ - , per $1,000 original principal amount of the Certificates)
(b)	Balance:	(1)	$ -
		(2)	($ - , per $1,000 original principal amount of the Certificates)

(iv)	Pool Balance at end of related Collection Period: $275,412,279.22

(v)	After giving effect to distributions on this Distribution Date:

(a)	(1)	Certificate Balance:	$34,600,000.00

	(2)	Certificate Pool Factor:	1.00000000

(vi)	(a)	(1)	Amount of Servicing Fee for related Collection Period:	$295,758.46

		(2)	$ 8.5479324 , per $1,000 original principal amount of the Notes.

(b)	Amount of Excess Servicing Fee being distributed and remaining balance (if any):
	(1)	Distributed:	$0.00
			$ - , per $1,000 original principal amount of the Certificates)
	(2)	Balance:	$0.00
			$ - , per $1,000 original principal amount of the Certificates)

(c)	Amount of Administration Fee for related Collection Period:	$3,000.00

$ 0.0867052 , per $1,000 original principal amount of the Certificates)

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(vii)	(a)	Aggregate amount of Realized Losses (if any) for the related Collection Period:	$1,991.76

(b)	Delinquent Contracts	# Disb.	%	$ Amount	%

	30-60 Days Delinquent	462	1.79%	$6,158,516	2.44%
	61-90 Days Delinquent	247	0.95%	$3,464,089	1.37%
	91-120 Days Delinquent	116	0.45%	$1,523,121	0.60%
	More than 120 Days Delinquent	267	1.03%	$3,938,674	1.56%

	TOTAL	1,192	4.61%	$15,836,531	6.27%

(viii)	Amount in the Reserve Account:	$1,297,500.00

(ix)	(a)	Cumulative TERI Claims Ration as of Distribution Date 9.04%
	(b)	TERI Trigger Event has not occurred.

6/20/05 9:43 AM	T:\INVRPT\1999A\INVMODEL\2005\[1999A 05 2005 v2.xls]Note & Certificateholders

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